      As filed with the Securities and Exchange Commission on September 17, 1998
                                          Registration No. 333-_________________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                            NETWORKS ASSOCIATES, INC.
             (Exact name of registrant as specified in its charter)

                 Delaware                                       77-0316593
      (State or other jurisdiction of                        (I.R.S. Employer
      incorporation or organization)                      Identification Number)

                               3965 Freedom Circle
                          Santa Clara, California 95054
                                 (408) 988-3832
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

              NETWORKS ASSOCIATES, INC. 1997 STOCK INCENTIVE PLAN
          NETWORKS ASSOCIATES, INC. 1994 EMPLOYEE STOCK PURCHASE PLAN
                PRETTY GOOD PRIVACY, INC. 1996 STOCK OPTION PLAN
                       CYBERMEDIA, INC. 1993 STOCK PLAN
                         (Full titles of the plans)


                                William L. Larson
                             Chief Executive Officer
                            Networks Associates, Inc.
                               3965 Freedom Circle
                          Santa Clara, California 95054
                                 (408) 988-3832
    (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                    Copy to:

                             Jeffrey D. Saper, Esq.
                              Kurt J. Berney, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                           Palo Alto, California 94304

================================================================================

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                                     Proposed           Proposed
                                                                                      Maximum           Maximum
                                                                 Amount              Offering          Aggregate         Amount of
                       Title of Securities                        to be                Price            Offering       Registration
                        to be Registered                      Registered(1)          Per Share           Price              Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock (par value $0.01 per share) to be issued
under the Networks Associates, Inc. 1997 Stock Incentive
Plan.                                                          3,000,000              $39.8125(2)     $119,437,500.00     $35,234

Common Stock (par value $0.01 per share) to be issued
under the Networks Associates, Inc. 1994 Employee Stock
Purchase Plan.                                                 1,500,000              $39.8125(2)     $ 59,718,750.00     $17,617

Common Stock (par value $0.01 per share) to be issued
under the Pretty Good Privacy, Inc. 1996 Stock Option Plan.       34,488              $18.9393(3)     $    653,178.58     $   193

Common Stock (par value $0.01 per share) to be issued
under the CyberMedia, Inc. 1993 Stock Plan.                      350,000              $26.4500(4)     $  9,257,500.00     $ 2,731

Totals                                                         4,884,488                              $189,066,928.50     $55,775
==================================================================================================================================

(1) Represents the number of shares of the Registrant's Common Stock which may be issued to the Registrant's employees in the form of stock options pursuant to the Networks Associates, Inc. (the "Company") 1997 Stock Incentive Plan, the Company's 1994 Employee Stock Purchase Plan, the Pretty Good Privacy, Inc. 1996 Stock Option Plan and the Cybermedia, Inc. 1993 Stock Plan (collectively the "Plans"). Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the aforementioned Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.

(2) The Proposed Maximum Offering Price Per Share is calculated pursuant to Rule 457(c) under the Act, and as such, is based upon the average of the high and low prices of the Company's Common Stock as reported on the Nasdaq National Market System within five (5) business days of the file date of this Registration Statement. On September 16, 1998, the average of the high and low prices of the Company's Common Stock was $39.8125.

(3) The Proposed Maximum Offering Price Per Share is calculated pursuant to Rule 457(h) under the Act, and as such, is based upon the exercise prices of each outstanding option under the Pretty Good Privacy, Inc. 1996 Stock Option Plan (the "PGP Plan"). The weighted average exercise price of the shares subject to outstanding options under the PGP Plan is $18.9393 per share.


(4) The Proposed Maximum Offering Price Per Share is calculated pursuant to Rule 457(h) under the Act, and as such, is based upon the exercise prices of each outstanding option under the CyberMedia, Inc. 1993 Stock Plan (the "CyberMedia Plan"). The weighted average exercise price of the shares subject to outstanding options under the CyberMedia Plan is $26.45 per share.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM  3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents and information previously filed (File No. 000-20558) with the Securities and Exchange Commission (the "Commission") by Networks Associates, Inc. (the "Company") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are hereby incorporated by reference in this Registration Statement:

        (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

        (b) The Company's Quarterly Report on Form 10-Q, for the Quarter ended June 30, 1998;

        (c) The Company's Current Reports on Form 8-K as filed on: August 14, 1998, June 16, 1998, as amended on July 1, 1998, April 29, 1998, April 3, 1998,
March 28, 1998, February 25, 1998, February 12, 1998, February 10, 1998,
December 11, 1997, November 24, 1997 and March 14, 1997; and

        (d) The description of the Company's Common Stock which is contained in the Company's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which de-registers all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Company's Second Restated Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

        The Company's Restated Bylaws provide that the Company shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Company believes that indemnification under its Restated Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company's Restated Bylaws also permit the Company to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Company would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. The Company currently has secured such insurance on behalf of its officers and directors.

        The Company has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Company's Restated Bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

Exhibit
Number                        Description
------         -------------------------------------------------
5.1            Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1           Consent of PricewaterhouseCoopers LLP, independent accountants.

23.2           Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1           Power of Attorney (see page II-4).


ITEM 9.  UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amend ment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Exchange Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Santa Clara, State of California, on this 17th day of September, 1998.

                                              NETWORKS ASSOCIATES, INC.

                                              By: /s/ PRABHAT K. GOYAL
                                                  ------------------------
                                                  Prabhat K. Goyal,
                                                  Chief Financial Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Prabhat K. Goyal, his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on September 17, 1998 by the following persons and in the capacities indicated.



             SIGNATURE                                 TITLE

    /s/   WILLIAM L. LARSON                 Chairman and Chief Executive
    -------------------------------         Officer
          William L. Larson


    /s/   PRAHAT K. GOYAL                   Chief Financial Officer
    -------------------------------
          Prabhat K. Goyal


    /s/   LESLIE G. DENEND                  Director
    -------------------------------
          Leslie G. Denend


    /s/    EDWIN L. HARPER                  Director
    -------------------------------
           Edwin L. Harper


    /s/   VIRGINIA GEMMELL                  Director
    --------------------------------
          Virginia Gemmell

                                Index to Exhibits

Exhibit
Number                        Description
------             ------------------------------------------
5.1                Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1               Consent of PricewaterhouseCoopers LLP, independent accountants.

23.2               Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1               Power of Attorney (see page II-4).